Exhibit 99.1

Aimmune Therapeutics Provides Update on Ongoing AR101 Phase 3 Program

for Peanut Allergy Based on FDA Feedback

— AR101 Program to Initially Address Urgent Unmet Need of Peanut-Allergic Patients

Ages 4-17, Consistent with Breakthrough Therapy Designation —

— Potential BLA Filing to Include Safety Database of 600 Patients, Achievable with

Current Phase 3 Program —

— Conference Call Today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time —

BRISBANE, California, February 16, 2017 — Aimmune Therapeutics, Inc. (Nasdaq:AIMT), a biopharmaceutical company developing treatments for life-threatening food allergies, today announced an AR101 Phase 3 program update, based on recent feedback from the U.S. Food and Drug Administration (FDA). AR101 is Aimmune’s investigational biologic oral immunotherapy for desensitization of patients with peanut allergy.

The primary efficacy analysis in the ongoing Phase 3 PALISADE trial will now be conducted on ages 4-17 years, which aligns with the Breakthrough Therapy Designation population, based on the company’s discussions with the FDA. The company expects to conduct separate analyses for older patients in PALISADE. Additionally, based on FDA feedback, the company anticipates that the safety database for a potential Biologics License Application (BLA) will include data from at least 600 patients treated with AR101.

“We believe that clarity on safety database size and initially focusing on the Breakthrough Therapy Designation age group increase the probability of regulatory success of our AR101 development program,” said Aimmune CEO Stephen Dilly, M.B.B.S., Ph.D. “At the same time, this initial focus allows us to target the urgent unmet need of the largest age segment of peanut-allergic patients.”

Target Population: Prioritizing High Unmet Medical Need of Largest Age Group

The PALISADE trial enrolled 554 patients, 90 percent of whom were between ages 4-17. This age group, which represents a high-unmet need for peanut allergy therapy, is the largest segment of the 6 million peanut allergic patients in the United States and Europe. By 2018, the number of peanut-allergic patients ages 4-17 is estimated to reach 1.6 million in the United States alone.1-4

“We will move as quickly as possible to make AR101 available to 4-17 year-old patients, in whom AR101 demonstrated encouraging activity in our Phase 2 trial,” said Dr. Dilly. “We are eager to see if our Phase 2 results are confirmed in the same patient population in our ongoing Phase 3 program, but in much larger numbers. We remain committed to broadening access to include older patients in the longer term based on our overall Phase 3 data set.”

BLA Filing Expected to Include Safety Data on 600 Patients Treated with AR101

After discussions with the FDA, the company expects that a potential BLA for AR101 would include efficacy data from the PALISADE trial and safety data from at least 600 patients in the PALISADE, ARC004 and RAMSES trials. ARC004, the PALISADE roll-over trial, is currently enrolling patients.

Aimmune plans to initiate the RAMSES trial, which will enroll approximately 440 patients ages 4-17 in the United States, in 2Q 2017. RAMSES is a randomized, double-blind, placebo-controlled trial that will monitor treatment-emergent adverse events during a six-month up-dosing period. Patients will then be followed in an open-label manner for at least six months on the maintenance dose of 300 mg of AR101 per day.

“We believe that our discussions with the FDA allow us to move forward with a higher degree of clarity about what’s likely to be needed to get AR101 through the regulatory process and, as beneficiaries of Breakthrough Therapy Designation, we will continue to engage with the agency to prepare for a potential 2018 BLA filing,” said Dr. Dilly. “With approximately $283 million in cash and investments at the start of 2017, we have sufficient funding to support the current clinical development plan and North American and European regulatory submissions for AR101.”

Conference Call and Webcast Information

Aimmune will host a conference call and live audio webcast Thursday, February 16, 2017, at 5:00 p.m. ET / 2:00 p.m. PT to discuss the announced AR101 program updates. The conference call will be accessible via the company’s website at www.aimmune.com on the Events page under Investor Relations. Please connect to the company’s website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, participants may dial 1-877-497-1438 (domestic) or 1-262-558-6296 (international) and refer to conference ID 74579812. An archived copy of the webcast will be available on the company’s website for at least 30 days after the conference call.

About Aimmune Therapeutics

Aimmune Therapeutics, Inc., is a clinical-stage biopharmaceutical company developing treatments for life-threatening food allergies. The company’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to achieve meaningful levels of protection by desensitizing patients with defined, precise amounts of key allergens. Aimmune’s first investigational product using CODIT™, AR101 for the treatment of peanut allergy, has received the FDA’s Breakthrough Therapy Designation for the desensitization of peanut-allergic patients 4-17 years of age and is currently being evaluated in Phase 3 clinical trials in ages 4-55. AR101 is a characterized, regulated, oral biological drug product containing the protein profile found in peanuts. For more information, please see www.aimmune.com.

References

1.	Sicherer, Scott H., Anne Muñoz-Furlong, and Hugh A. Sampson. 2003. “Prevalence of Peanut and Tree Nut Allergy in the United States Determined by Means of a Random Digit Dial Telephone Survey: A 5-Year Follow-Up Study.” The Journal of Allergy and Clinical Immunology 112 (6): 1203–7.

2.	Sicherer, Scott H., Anne Muñoz-Furlong, James H. Godbold, and Hugh A. Sampson. 2010. “US Prevalence of Self-Reported Peanut, Tree Nut, and Sesame Allergy: 11-Year Follow-Up.” The Journal of Allergy and Clinical Immunology 125 (6): 1322–26.

3.	Gupta, Ruchi S., Elizabeth E. Springston, Manoj R. Warrier, Bridget Smith, Rajesh Kumar, Jacqueline Pongracic, and Jane L. Holl. 2011. “The Prevalence, Severity, and Distribution of Childhood Food Allergy in the United States.” Pediatrics 128 (1): e9-17.

4.	Nwaru, B. I., L. Hickstein, S. S. Panesar, G. Roberts, A. Muraro, A. Sheikh, and EAACI Food Allergy and Anaphylaxis Guidelines Group. 2014. “Prevalence of Common Food Allergies in Europe: A Systematic Review and Meta-Analysis.” Allergy 69 (8): 992–1007.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Aimmune’s expectations for its Phase 3 PALISADE trial of AR101, including the expected timing of topline data; Aimmune’s expectations regarding the potential benefits of AR101; Aimmune’s expectations regarding the sufficiency of its capital resources; Aimmune’s expectations for the RAMSES trial, including the timing and enrollment of the trial; Aimmune’s expectations on regulatory submissions for marketing approval of AR101 in the United States and Europe, including the timing of these submissions; and Aimmune’s expectations regarding potential applications of the CODIT™ approach to treating life-threatening food allergies. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will need additional funds to finance its operations; the company’s ability to initiate and/or complete clinical trials; the unpredictability of the regulatory process; the possibility that Aimmune’s clinical trials will not be successful; Aimmune’s dependence on the success of AR101; the company’s reliance on third parties for the manufacture of the company’s product candidates; possible regulatory developments in the United States and foreign countries; and the company’s ability to attract and retain senior management personnel. These and other risks and uncertainties are described more fully in Aimmune’s most recent filings with the Securities and Exchange

Commission, including its Annual Report on Form 10-K for the year ended 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This press release concerns a product that is under clinical investigation and that has not yet been approved for marketing by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA). It is currently limited to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

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Contacts:

Investors

Laura Hansen, Ph.D.

(650) 396-3814

lhansen@aimmune.com

Media

Stephanie Yao

(650) 351-6479

syao@aimmune.com